
                                                                                               Nicor Gas Company
                                                                                               Form 10-K
                                                                                               Exhibit 12.01

                                                             Nicor Gas Company
                                      Computation of Consolidated Ratio of Earnings to Fixed Charges
                                                                (thousands)

                                                                  Year Ended December 31
                                         ------------------------------------------------------------------------
                                             2003            2002         2001           2000           1999
                                         ------------    ------------  -----------   ------------   ------------
Earnings available to cover
   fixed charges:

    Net income                              $  83,000      $ 109,139     $  98,806      $  12,584      $ 96,010

    Add: Income taxes                          48,035         64,325        57,000            520        55,809

         Fixed charges                         37,047         36,711        45,431         44,863        38,917

         Allowance for funds used
            during construction                  (220)          (395)         (241)          (363)         (118)
                                          ------------   ------------   -----------   ------------   -----------
                                            $ 167,862      $ 209,780     $ 200,996      $  57,604     $ 190,618
                                          ============   ============   ===========   ============   ===========
Fixed charges:

    Interest on debt                        $  33,934      $  33,037     $  43,542      $  42,365     $  39,245

    Other interest charges and
      amortization of debt discount,
      premium, and expense, net                 3,113          3,674         1,889          2,498          (328)
                                          ------------   ------------   -----------   ------------   -----------
                                            $  37,047      $  36,711     $  45,431      $  44,863     $  38,917
                                          ============   ============   ===========   ============   ===========

Ratio of earnings to fixed charges               4.53           5.71          4.42           1.28          4.90
                                          ============   ============   ===========   ============   ===========